Exhibit 99.1

NEWS RELEASE
(For Immediate Release)

GENERAL FINANCE CORPORATION SUBSIDIARY ROYAL WOLF LAUNCHES A$91.5 MILLION AUSTRALIAN IPO

THIS RELEASE IS NOT FOR CIRCULATION OR DISTRIBUTION INTO AUSTRALIA AND DOES NOT CONSTITUTE A PROSPECTUS OR AN OFFER OF ANY SECURITIES

Pasadena, CA – May 16, 2011 - General Finance Corporation (NASDAQ: GFN, GFNCL and GFNCZ) (“General Finance”) today announced that its subsidiary Royal Wolf Holdings Limited (“Royal Wolf”) lodged a prospectus with the Australian Securities Investment Commission (“ASIC”) on May 13, 2011 for an initial public offering by Royal Wolf of its ordinary shares on the Australian Stock Exchange (the “Australian IPO”).  General Finance will retain an indirect majority interest in Royal Wolf following the Australian IPO.

Royal Wolf is offering 50 million ordinary shares at A$1.83 per share to raise anticipated gross proceeds of A$91.5 million. Based on the Australian IPO, Royal Wolf would have a market capitalization of approximately A$183.7 million. The net proceeds of the Australian IPO will be used to, among other things, prepay in full Bison Capital’s subordinated notes at Royal Wolf, repurchase Bison Capital’s 13.8%  ownership of the parent company of Royal Wolf, reduce senior borrowings at Royal Wolf and Pac-Van and for general working capital purposes. In conjunction with the Australian IPO, the senior secured credit facility of Royal Wolf will be amended to, among other things, extend the maturity of the credit facility to June 2014.

The Australian IPO is expected to close on May 30, 2011, and the expected commencement date for trading of Royal Wolf’s ordinary shares on the Australian Stock Exchange is June 7, 2011.

The Australian IPO will include a broker firm offer and an institutional offer. The offering will not be available to persons who are in the United States.

No securities regulatory authority has either approved or disapproved of the contents of this news release.  The securities to be offered have not been and will not be registered, and may not be offered or sold, in the United States absent an exemption from the registration requirements of the United States Securities Act of 1933, as amended.  A prospectus for the securities will be made available in Australia when the securities are offered and any permitted applicant under the terms of that prospectus will need to complete the application form that will be in or will accompany the prospectus. This press release is for information purposes only and does not constitute an offer to sell or a solicitation of an offer to buy ordinary shares of Royal Wolf.

About General Finance Corporation

General Finance Corporation (www.generalfinance.com), through its indirect 86.2%-owned subsidiary, Royal Wolf  Trading Australia Pty Ltd. (www.royalwolf.com.au) and its indirect 100%-owned subsidiary Pac-Van, Inc. (www.pacvan.com), sells and leases products in the portable services industry to a broad cross-section of industrial, commercial, educational and government customers throughout Australia, New Zealand and the United States. These products include storage containers and freight containers in the mobile storage industry; and modular buildings, mobile offices and portable container buildings in the modular space industry.

Cautionary Statement About Forward-Looking Statements

Statements in this news release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Such forward-looking statements include, but are not limited to, statements and assumptions in the forecasts and information to be included in the prospectus filed with the ASIC, plans to list the Shares on the Australian Securities Exchange, our ability to raise capital or borrow additional funds or changes in the Australian or New Zealand dollar relative to the U.S. dollar.  These involve risks and uncertainties that could cause actual outcomes and results to differ materially from those described in forward-looking statements.  We believe that the expectations represented by our forward looking statements are reasonable, yet there can be no assurance that such expectations will prove to be correct. Furthermore, unless otherwise stated, the forward looking statements contained in this press release are made as of the date of the press release, and we do not undertake any obligation to update publicly or to revise any of the included forward-looking statements, whether as a result of new information, future events or otherwise unless required by applicable legislation or regulation. The forward-looking statements contained in this press release are expressly qualified by this cautionary statement. Readers are cautioned that these forward-looking statements involve certain risks and uncertainties, including those contained in filings with the Securities and Exchange Commission.

Contact

Charles E. Barrantes
Chief Financial Officer
(626) 584-9722 ext. 1007